                                                                    Exhibit 3.10



                          CERTIFICATE OF INCORPORATION

                                       OF

               AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST: The name of the Corporation is American Media Distribution & Marketing Group, Inc.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

                  FIFTH: The name of the sole incorporator is Louise Weston, and her address is 425 Lexington Avenue, New York City, New York 10017-3954.

                  SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 5, 1999.


                                                  ------------------------------
                                                  Louise Weston

                              CERTIFICATE OF MERGER

                                      INTO

               AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.


                  The undersigned corporation

                  DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                                                         STATE OF INCORPORATION
                  Fairview Printing, Inc.                                      Florida
                  Health Xtra, Inc.                                            Florida
                  Marketing Services, Inc.                                     Delaware
                  Retail Marketing Network, Inc.                               Delaware
                  American Media Marketing, Inc.                               Florida
                  Biocide, Inc.                                                Delaware

                  SECOND: That the Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

                  THIRD: That the name of the surviving corporation of the merger is American Media Distribution & Marketing Group, Inc., a Delaware corporation.

                  FOURTH: That the Certificate of Incorporation of American Media Distribution & Marketing Group, Inc., a Delaware corporation that is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

                  FIFTH: That the executed Agreement of Merger is on file at the office of the surviving corporation, the address of which is 5401 NW Broken Sound Boulevard, Boca Raton, FL 33487.

                  SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: The authorized capital stock of each foreign corporation that is a party to the merger is as follows:

                                                                                          Par value per share or
                                                                                          statement that shares are
Corporation                     Class                        Number of Shares             without par value
Fairview Printing, Inc.         Common                       1                            No par value

Health Xtra, Inc.               Common                       1                            No par value

American Media Marketing, Inc.  Common                       1                            No par value

                  EIGHT: That this Certificate of Merger shall be effective on July 31, 2000.

Dated: July 31, 2000

                             American Media Distribution & Marketing Group, Inc.


                             By:
                                ------------------------------------------------
                                               Scott Price


                             Its:
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